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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                         -------------------------

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                         -------------------------

                      DATE OF REPORT: February 18, 2000
                      (Date of earliest event reported)


                         PHOTOGEN TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)


NEVADA                              0-23553                     36-4010347
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)

      7327 OAK RIDGE HIGHWAY, SUITE B
      KNOXVILLE, TENNESSEE                                          37931
      (Address of principal executive offices)                    (Zip Code)

                                      (423) 769-4011
                (Registrant's telephone number including area code)

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ITEM 5.     OTHER EVENTS.

            Photogen Technologies, Inc. (the "Company"), developers of non-invasive and minimally invasive therapeutic and diagnostic technologies has completed a private placement of Series B Convertible Preferred Stock providing gross proceeds to the Company of $5.5 million. A copy of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company is filed as Exhibit 3 hereto.

            The Company's Board of Directors also determined that the Company will not proceed with its option to create a joint venture agreement with Mary J.C. Hendrix, Ph.D., discussed in a press release dated September 29, 1999. Instead, the Company plans to focus on advancing its core competencies and products in the area of photodynamic therapy and related phototherapies.

            Statements in this Form 8-K that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the Company's Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   The following exhibit is filed with this report:

       3   Certificate of Designation, Preferences and Rights of
           Series B Convertible Preferred Stock


                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Photogen Technologies, Inc.



                                     By:  /s/ Tim Scott
                                          ----------------------
                                          Tim Scott, President

Date:  February 18, 2000

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                              EXHIBIT INDEX

Exhibit      Description
  No.
-------      -----------
3            Certificate of Designation, Preferences and Rights of
             Series B Convertible Preferred Stock